Exhibit 3.207

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

ARTICLES OF ORGANIZATION

OF

ARTIST ARENA LLC

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: Artist Arena LLC.

SECOND: The county within this state in which the office of the limited liability company is to be located is: New York.

THIRD: The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is: 853 Broadway, Suite 1715, New York, NY 10003.

/s/ Mark Weiss	Mark Weiss
(signature of organizer)	(print or type name of organizer)

ARTICLES OF ORGANIZATION

OF

ARTIST ARENA LLC

Under Section 203 of the Limited Liability Company Law

Filed by:	Kline & Stachtiaris LLP 440 West 15th Street New York, NY 10011 Attn: Ted Stachtiaris, Esq.

CERTIFICATE OF CHANGE

OF

ARTIST ARENA LLC

Under Section 211-A of the Limited Liability Company Law

1. The name of the limited liability company is: ARTIST ARENA LLC.

2. The date of filing of the original articles of organization with the Department of State is August 9, 2004.

3. The change(s) effected hereby are:

To change the post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the limited liability company which may be served on him to read as follows: c/o C T Corporation System, 111 Eighth Avenue, New York, NY 10011.

To designate C T CORPORATION SYSTEM located at 111 Eighth Avenue, New York, NY 10011 as its registered agent in New York upon whom all process against the limited liability company may be served.

/s/ Paul Robinson
Paul Robinson Authorized Person

CERTIFICATE OF CHANGE

OF

ARTIST ARENA LLC

Under Section 211-A of the Limited Liability Company Law

Filed by:

Warner Music Inc.

75 Rockefeller Plaza, 31st Flr

New York NY 10019